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                                                                   EXHIBIT 10.17

                              MANAGEMENT AGREEMENT

          This Management Agreement is made as of February 27, 2004 (the "CLOSING DATE"), among Solo Cup Investment Corporation, a Delaware corporation ("HOLDINGS"), Solo Cup Company, a Delaware corporation (the "COMPANY"), and SCC Holding Company LLC, a Delaware limited liability company ("SCC").

          WHEREAS, SCC, by and through its members, officers, employees, agents, representatives and affiliates (other than Holdings and its subsidiaries), has expertise in the disposable food service products industry and other matters relating to the business of Holdings and its subsidiaries (including the Company); and

          WHEREAS, each of Holdings and the Company desires to avail itself, for the term of this Agreement, of the expertise of SCC in the aforesaid areas, in which it acknowledges the expertise of SCC.

          NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions herein set forth, the parties hereto agree as follows:

     1. APPOINTMENT. Each of Holdings and the Company hereby appoints SCC to render advisory and consulting services referred to in Section 2 commencing upon the Closing Date.

     2. SERVICES. SCC hereby agrees that, commencing upon the Closing Date, it shall render to each of Holdings and the Company (and their subsidiaries) from time to time by and through such of SCC's members, officers, employees, agents, representatives and affiliates (other than Holdings and its subsidiaries) as SCC, in its sole discretion, shall designate from time to time, advisory and consulting services in relation to the affairs of Holdings and the Company (and their subsidiaries) in connection with strategic planning and enhancing industry recognition.

     3. FEES. Subject to the provisions of Section 5, Holdings and the Company and their respective successors hereby jointly and severally agree to pay to SCC a per annum management fee (the "FEE") equal to $2,500,000, which shall not vary regardless of the level of services provided pursuant to Section 2 for such year. For the period from the Closing Date through July 1, 2004, the Fee shall be pro rated based on the number of days in such period and shall be payable in full on July 1, 2004. For all periods beginning after July 1, 2004, the Fee shall be payable semi-annually in arrears on each January 1 and July 1; PROVIDED, HOWEVER, that Holdings shall promptly pay to SCC a pro rated portion of the Fee attributable to any period between the last payment date and the date of termination of this Agreement, based on the number of days in such period. All references to "per annum" or "annual" herein refer to the fiscal year of the Company. SCC shall not be reimbursed for its expenses incurred in connection with services provided pursuant to Section 2.

     4. INDEMNIFICATION. Except as provided below, Holdings and the Company hereby jointly and severally agree to indemnify and hold harmless SCC and its affiliates (other than Holdings and its subsidiaries), members, officers, directors, employees, agents, representatives

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and stockholders (each being an "INDEMNIFIED PARTY") from and against any and all losses, claims, damages and liabilities of whatever kind or nature, joint or several, absolute, contingent or consequential, to which such Indemnified Party may become subject under any applicable federal or state law, or any claim made by any third party, or otherwise, to the extent they relate to or arise out of the services contemplated by this Agreement or the engagement of SCC pursuant to, and the performance by SCC of the services contemplated by, this Agreement. Except as provided below, Holdings and the Company hereby jointly and severally agree to reimburse any Indemnified Party for all reasonable costs and expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party hereto; provided that in no event shall Holdings and/or the Company be required to pay fees and expenses under this section for more than one firm of attorneys in any jurisdiction in any one legal action or group of related actions. Holdings and the Company will not be liable under the foregoing indemnification provisions to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted from the gross negligence, bad faith or willful misconduct of an Indemnified Party, and in such case, an Indemnified Party shall promptly reimburse to Holdings any amounts advanced by Holdings or the Company to or on behalf of such Indemnified Party with respect to such loss, claim, damage, liability, cost or expense. No Indemnified Party seeking indemnification or reimbursement under this Section will, without Holdings' and the Company's prior written consent, which consent shall not be unreasonably withheld, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit, investigation or proceeding referred to in this Section.

     5. TERM. This Agreement shall become effective as of the Closing Date and shall terminate at such time after the Closing Date as SCC and the affiliates thereof (other than Holdings and its subsidiaries) cease to beneficially own (as defined in the Stockholders' Agreement (the "STOCKHOLDERS' AGREEMENT") among Vestar Capital Partners IV, L.P., Vestar Cup Investment, LLC, Vestar Cup Investment II, LLC, SCC, Holdings, the Company and the Management Investors) at least 10% of the outstanding Common Stock (as defined in the Stockholders' Agreement). The provisions of Sections 4 and 6 and this Section 5 and the joint and several obligations of Holdings and the Company to pay Fees accrued during the term of this Agreement pursuant to Section 3 shall survive the termination of this Agreement.

     6. GENERAL. (a) No amendment or waiver of any provision of this Agreement, or consent to any departure by any party from any such provision, shall in any event be effective unless the same shall be in writing and signed by the parties to this Agreement and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b) Any and all notices hereunder shall, in the absence of receipted hand delivery, be deemed duly given when mailed, if the same shall be sent by registered or certified mail, return receipt requested, and the mailing date shall be deemed to be the date from which all time periods pertaining to a date of notice shall run. Notices shall be addressed to the parties at the following addresses:

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If to SCC:                       SCC Holding Company LLC
                                 1700 Old Deerfield Road
                                 Highland Park, Illinois 60035
                                 Attention: Robert L. Hulseman

If to Holdings or the Company:   Solo Cup Investment Corporation
                                 1700 Old Deerfield Road
                                 Highland Park, Illinois 60035
                                 Attention: Ronald L. Whaley

With a copy to:                  Skadden, Arps, Slate, Meagher & Flom LLP
                                 333 West Wacker Drive
                                 Chicago, Illinois 60606
                                 Attention: Brian W. Duwe, Esq.

          (c) This Agreement shall constitute the entire Agreement between the parties with respect to the subject matter hereof, and shall supersede all previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

          (d) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN. THE PARTIES TO THIS AGREEMENT HEREBY AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement or any course of conduct, course of dealing, verbal or written statement or action of any party hereto. This Agreement shall inure to the benefit of, and be binding upon, SCC, the Indemnified Parties, Holdings, the Company and their respective successors and assigns.

          (e) This Agreement may be executed in two or more counterparts, and by different parties on separate counterparts; each set of counterparts showing execution by all parties shall be deemed an original and shall constitute one and the same instrument.

          (f) The waiver by any party of any breach of this Agreement shall not operate as or be construed to be a waiver by such party of any subsequent breach.

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          IN WITNESS WHEREOF, the parties have caused this Management Agreement to be executed and delivered by their duly authorized officers or agents as set forth below.


                                      SCC HOLDING COMPANY LLC


                                      By: /s/ Ronald L. Whaley
                                         ----------------------------------
                                         Name:  Ronald L. Whaley
                                         Title: Chief Financial Officer


                                      SOLO CUP INVESTMENT CORPORATION


                                      By: /s/ Susan H. Marks
                                         ----------------------------------
                                         Name:  Susan H. Marks
                                         Title: Chief Financial Officer


                                      SOLO CUP COMPANY


                                      By: /s/ Susan H. Marks
                                         ----------------------------------
                                         Name:  Susan H. Marks
                                         Title: Chief Financial Officer